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                                                          State or Jurisdiction
                                                          of Incorporation or
Name                                                      Organization

Comerica Investment Services, Inc.                        Michigan
Comerica Capital Markets Corporation                      Michigan
Comerica Insurance Services, Inc.                         Michigan
Comerica Insurance Group, Inc.                            Michigan
Comerica Securities, Inc.                                 Michigan
Wilson, Kemp & Associates, Inc.                           Michigan
WAM Holdings, Inc.                                        Delaware
WAM Holdings II, Inc.                                     Delaware
Comerica AutoLease, Inc.                                  Michigan
VRB Corp.                                                 Michigan
Comerica International Corporation                        U.S.
Comerica Trust Company of Bermuda, Ltd.                   Bermuda
Comerica Holdings Incorporated                            Delaware
CMT Holdings, Inc.                                        Texas
Comerica Merchant Services, Inc.                          Delaware
Interstate Select Insurance Services, Inc.                California
Comerica Acceptance Corporation                           Michigan
Comerica Assurance Ltd                                    Bermuda
Comerica Corporate Services Incorporated                  Michigan
Comerica Reinsurance Company, Ltd.                        British Virgin Islands
Comerica Properties Corporation                           Michigan
Professional Life Underwriters Services, Inc.             Michigan
Comerica Trade Services Limited                           Hong Kong
Comerica Leasing Corporation                              Michigan
Comerica Management Company                               Michigan
Comerica Networking, Inc.                                 Michigan
Comerica Equities Incorporated                            Delaware
Comerica West Incorporated                                Delaware
Comerica West Financial Incorporated                      Delaware
Munder Capital Management                                 Delaware
World Asset Management                                    Delaware
Munder UK, L.L.C.                                         Delaware
Comerica Bank-Mexico, S.A.                                Mexico
Comerica Bank-California                                  California
Comerica Bank-Texas                                       Texas
Comerica Bank, National Association                       United States
Comerica Bank & Trust                                     United States
Comerica Bank-Canada                                      Canada
Comerica Bank                                             Michigan